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EXHIBIT 10.1

The Board of Directors
Petsec Energy Ltd

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-6128) of Petsec Energy Ltd of our report dated March 28, 2002 , relating to the consolidated balance sheets of Petsec Energy Ltd and subsidiaries as of December 31, 2000 and 2001 and the related consolidated statements of operations, comprehensive income (loss) and cash flows for each of the years in the three year period ended December 31, 2001 which report appears in the December 31, 2001 annual report on Form 20-F of Petsec Energy Ltd.

In our report dated April 15, 2000, we did not express an opinion on the 1999 financial statements due to material uncertainties relating to the Company's ability to continue as a going concern. These uncertainties arose as a result of the Company's wholly owned subsidiary, Petsec Energy Inc. ("PEI") being in default of its borrowing covenants. As disclosed in Note 9(a) of the 1999 financial statements, PEI filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. As a result of this filing control over PEI became impaired and consequently PEI was deconsolidated as of that date. On January 16, 2001, PEI emerged as a re-organised entity under the U.S. Bankruptcy Code resulting in the settlement of all outstanding claims and the discharge of all liabilities of PEI. Accordingly, our present opinion on the 1999 financial statements, as presented herein, is different from our previous report.

KPMG

Sydney, Australia
February 4, 2003